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 CUSIP No. 92552V100                  13-G                   Page 7  of  8 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                                APRIL 10, 2000
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               MORGAN  STANLEY DEAN WITTER & CO. and MORGAN  STANLEY DEAN WITTER

               INVESTMENT    MANAGEMENT   INC.   hereby   agree   that,   unless

               differentiated,  this  Schedule 13G is filed on behalf of each of the parties.


            MORGAN STANLEY DEAN WITTER & CO.

            BY: /s/ Dennine Bullard
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            Dennine Bullard / Morgan Stanley & Co.  Incorporated


            MILLER ANDERSON & SHERRERD, LLP

            BY: /s/ Paul A. Frick
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            Paul A. Frick / Vice President Miller Anderson & Sherrerd, LLP






* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).